Exhibit 15.1

May 1, 2025
The Board of Directors and Shareholders of
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated May 1, 2025, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, is incorporated by reference in Registration Statement Nos. 333-125259 and 333-159855 on Form S-8 and Registration Statement Nos. 333-285140, 333-275318, and 333-264984-01 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho